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                                                                   EXHIBIT 10.17

                                                         Contract No: YOJCHO7136

                          SOFTWARE LICENSING AGREEMENT

The parties to this agreement are:

         A. Actoz Soft Co., Ltd. ("Licensor"), whose principal place of business is Unsuk B/D 4th Floor. 132-3 Sung Buk-Dong Sung Buk-Gu, Seoul, Korea 136-020.

         B. Shanghai Shanda Internet Development Co., Ltd. [Chinese name] ("Licensee"), whose principal place of business is A-31, Guoshoujin Rd., Zhangjiang Hi-tech Park, Shanghai, China 200122, P.R.C.

         C. Shanghai Pudong New Area Imp. & Exp. Corp. [Chinese name] ("Import Agent"), whose principle place of business is No. 843 Wen Deng Road, Shanghai, china 200120, P.R.C.

                                   I. SOFTWARE

         1.01. The computer software, which is the subject of this Agreement, consists of the following:

                  (1) A single computer program whose name or title is as follows: Legend of Mir II.

                  (2)      The program will be provided in the following medium:
                           CD-ROM Title & INTERNET (complete with client and server). The detailed list of program is in Appendix II.

                  (3) The program is designed to perform the following functions: ON-LINE GAME SERVICE.

                  (4)      The program is provided as follows:
                                Subject code language only (application program)

         1.02. The license created by this Agreement also includes related printed documentation, image files and films, including manuals covering the installation, application and use of the computer program and published specifications and trademark, logo and any artwork related to Legend of Mir.

         1.03. The license also includes subsequent improvements to either the computer program or the related printed documentation made by the Licensor.

         1.04. All of the materials described in the preceding paragraphs of this article are hereafter referred to as "Software."

                        II. LICENSE GRANT AND APPLICATION

         2.01. Licensor hereby grants and Licensee accepts the sole and exclusive license to use, promote, distribute, market adapt or modify, and convert the Chinese language version of the Software subject to the conditions and the period specified herein. The server will be located in Mainland China and Hongkong only.

                  (1) The translation of the Software shall be done by the Licensor.

                  (2) The translation of game manual shall be done by the Licensee.

                  (3) Building a home page for the game shall be done by the Licensee.

       2.02. The license granted herein applies only to the territory of Mainland China, the People's

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Republic of China and Hong Kong (hereinafter referred to as "China"). Licensee has the right to appoint a general agent in Hongkong with the permission to utilize, promote, market and distribute this software within the region.

         2.03. The license granted herein shall remain in force for the minimum term of TWO YEARS starting from the beta service in China. Unless either party sends a written notice to the other party stating that it does not want to renew this Agreement within sixty (60) days prior to the expiration of this Agreement, this Agreement will be automatically extended for a further term of one year.

         2.04. Licensee has the unrestricted right to copy and distribute the client side of the Software.

         2.05. Licensor shall notify Licensee when an updated version of the computer program portion of the Software has been designed and is available for distribution and shall provide Licensee with the originals of the client and server side of the updated Software as soon as they are available. No expenses should be charged for any updated versions. All the rights related to the updated, modified, or upgraded materials which will be performed during the term of this contract belong to the executant.

         2.06. If Licensor stops providing the service of the Software in the Korean Market, the Licensor shall give to Licensee at least those updates requested by Licensee to continue the service.

         2.07. During the term of this Agreement, in the event that the Licensor intends to develop a Sequel and /or a pure subsequent versions the Licensor shall give Licensee a right of first negotiation for the exclusive promoting, user marketing and distribution rights for China in respect of such a Sequel.

         2.08. Licensee should provide the Licensor with the price scheme including the price for CD and the price for service of the legend of mir II in China all the time.

         2.09. Licensor shall not provide service of the sequels of the Legend of Mir II in mainland China and Hongkong within one year after this contract.

                                  III. PROPERTY RIGHTS

         3.01. Title to the Software is reserved to the Licensor. Licensee acknowledges that Licensor is and shall remain the owner of the Software.

         3.02. Licensee acknowledges that the Software is confidential in nature and constitutes a trade secret belonging to Licensor. Licensee agrees not to distribute or transfer the Software either during the term of this agreement and two years thereafter, but Licensee may freely copy and distribute the client side of the Software. Transfer and distribution to the Licensee's Hongkong General Agent is permitted by this Agreement.

         3.03. During the term of this Agreement, Licensee agrees to keep the Software at a secure place under access and use restrictions designed to prevent disclosure of the Software to unauthorized persons and not less strict than those applicable to Licensee's own trade secrets.

         3.04. Licensee further agrees to instruct its personnel to keep the Software confidential by using the same degree of care and discretion that they use with other data designated by Licensee as confidential.

                                   IV. PAYMENT

         4.01. In payment for the license granted under this Agreement, Licensee shall assign the "Import Agent" to perform payment to Licensor an installation fee of US$ 300,000 and a monthly royalty fee

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payable on the fifteenth day of each month whose method of payment is set forth in Exhibit "1."

         4.02. All the costs related to assigning "Import Agent" and the fees "Import Agent" charges for the money transfer shall be the responsibility of the Licensee.

         4.03. Where tax is levied by tax authorities of China in respect of the payment to be made by Licensee to Licensor, Licensee shall deduct such taxes from payment made to Licensor and shall send to the Licensor tax certificates or other official documents within one (1) month after the respective payment which certify the payment by Licensee of such tax on behalf of Licensor.

         4.04. Except for force majeure. Licensee takes the full responsibility to make sure that "Import Agent" performs the payment as required.

                     V. DELIVERY, INSTALLATION AND TRAINING

         5.01. Licensor shall deliver the original of the client and server side of the Software (the Chinese Version) to Licensee no later than Sept 1, 2001. The parties may mutually agree to change this date. At Licensee's request, Licensor shall also provide the Software by computer transmission.

         5.02. Licensee shall do all the translations related to the software including game manuals, home pages, advertising materials, game command lists etc except the translation of the software itself.

         5.03. Licensor shall deliver all the documents in English or Korean which are necessary for the service to Licensee no later than the 15th of July, 2001. Licensee shall deliver all the translated materials to the Licensor no later than the 4th of Aug, 2001. If the installation of the Software is deferred due to the late delivery of the translated materials, the Licensor takes no responsibility on that respect.

         5.04. Licensor shall be responsible for the installation of the Software as needed. Licensor will provide technical services in connection with the installation and maintenance of the Software at Licensee's site at no additional charge throughout the term of this Agreement. Licensor is responsible for eliminating all viruses or other deficiencies including deficiencies of the system security in the Software throughout the term of this Agreement. If it is necessary for Licensor to travel to Licensee's office in China, traveling cost to the Licensee's office is the responsibility of the Licensor. The specific installation time, place and standards are set forth in Appendix V.

         5.05. Licensor shall provide Licensee with reasonable technical orientation and training. The training schedule, place and contents are set forth in Appendix VI. Traveling cost to Licensor's office is the responsibility of the Licensee.

                                 VI. WARRANTIES

         6.01. Licensor warrants that it has good title to the Software and the right to license its use to Licensee free of any proprietary right of any other party or any other encumbrance whatsoever. Copyright Certificates for this Software is attached in Appendix I.

         6.02. Licensor shall indemnify and hold Licensee free and harmless against any and all loss, liability, penalty, damage or expense (including reasonable attorney's fees) resulting from any claim or suit by any third party against Licensee alleging infringement of trade secrets, copyrights, patents, trademark, trade name or other proprietary rights in each case, so long as such claim or suit is based upon Licensee's use of the Software and its related documents provided by Licensor.

         6.03. Licensor warrants that the Software shall conform to the Licensor's published functional specifications when delivered to Licensee. Licensor shall provide programming services to correct Software

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defects that cause the Software to fail to conform to Licensor's published functional specifications. The technical parameters and functions of the Software are set forth in Appendix III and IV.

         6.04 Licensor undertakes that no logical bombshell exists in this Software and an effective system has been established inside to prevent illegal intrusion. Without the permission of the licencee, the Licensor shall not make any actions of a nature which causes amendments on the Software installed in the sever which is provided by the Licensee.

                                VII. TERMINATION

         7.01. The license granted herein shall be terminated upon the occurrence of any of the followings:

                  (A) Expiration of the term specified herein, or any optional renewal term;

                  (B) Unauthorized disclosure of the Software to a third party other than Licensee's Hongkong Agent.

                  (C) Failure to pay the monthly licensee fee for two consecutive months;

                  (D)      Cessation of business by the Licensee.

                  (E) Licensee suffers bankruptcy, whether voluntarily or involuntarily.

         7.02. Licensee agrees that upon termination of the license, it shall return the original versions of the Software to Licensor and all the Software related databases.

         7.03. Licensee shall have the right to terminate this Agreement in the event that (i) the game server stops due to Licensor's material breach and fails to restart the server within ten (10) days of the Licensee's written notice to cure; or (ii) the Licensor ceases or terminates its business, or its marketing of the Software and fails to cure within ten (10) days after receipt of notice, or suffers bankruptcy, whether voluntarily or involuntarily, or any other reorganization, or an arrangement is made on behalf of Licensor's creditors or fails to cure its deficiencies which can cause shut-down of the game server within ten (10) days after receipt of notice or (iii) the Licensor infringes or violates any terms, guarantee clauses or obligations made in this agreement.

                         VIII. GENERAL TERMS AND CONDITIONS

         8.01 Any notice required or permitted to be given to either party under this Agreement shall be delivered in written (including Facsimile) via express mail service or fax to the address below. The notice will take effect 72 hours after the mail is received by the express mail service company or 24 hours after the send-out of the fax.

         Actoz Soft Co., Ltd. ("Licensor")
         Unsuk B/D 4th Floor, 132-3 Sung Buk-Dong Sung Buk-Gu, Seoul, Korea 136-020.
         tel : +82-2-743-8260
         fax : +82-2-743-8261

         Shanghai Shanda Internet Development Co., Ltd. ("Licensee") 14/F, POS Plaza, 1600 Century Avenue, Shanghai, 200122, P.R.C. tel : +86-21-58312822
         fax : +86-21-58312822

         SHANGHAI PUDONG NEW AREA IMP. & EXP. CORP. ("Import Agent")

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         2/2FL, Yanlord Plaza, No.92 Mao Xing Road, Shanghai, 200127, P.R.C.
         tel:+86-21-5870-1181
         fax:+86-21-5839-6111

         8.02. Licensee shall not assign or otherwise transfer its rights under this agreement, nor transfer or assign the Software without the prior written consent of the Licensor with the Hongkong Agent as an exception.

         8.03. This Agreement may be modified only by a written agreement duly executed by persons authorized to execute agreements on their behalf.

         8.04. This Agreement shall be governed and construed by in accordance with the laws of Singapore. All disputes arising under this Agreement shall be submitted to final and binding arbitration. The arbitration shall be held in Singapore in accordance with the Rules of Arbitration of the International Chamber of Commerce.

         8.05. This Agreement constitutes the entire agreement between the parties and is a complete and exclusive statement of the mutual understanding of the parties. It supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this agreement.

         8.06. The term of this Agreement are confidential. Neither party shall disclose to any third party except Hongkong General Agent, its terms during the term of this Agreement and two years thereafter.

         8.07. In the case either party infringes or violates any terms, guarantee clauses or obligations, is liable for and will indemnify the aggrieved party from and against all loss. The agreement-abiding party has the right to require the delinquent party to make proper remedies to continue Agreement Before the completion of indemnities or remedies by the delinquent party, the agreement-abiding party has no obligations to fulfill the actions required by the Agreement but is still entitled to the rights under the Agreement.

         8.08. This Agreement and its Appendices bear the same legal effect.

         Executed on 29th of June 2001 at the licensor's office in Shanghai, China.

LICENSOR                                        LICENSEE

By: /s/ JongHyun Lee                            By: /s/ Tim Chan
   ----------------------------                     ----------------------------
        JongHyun Lee                                    Tim Chan
        CEO & President                                 CEO & President

                                                              [SEAL]

IMPORT AGENT

By: /s/ Shao Jan Nan
   ----------------------------
        Shao Jan Nan
        General Manager

             [SEAL]

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EXHIBIT ONE

         Payments will be made by Import Agent on behalf of Licensee to Licensor as follows:

         1. For the right to distribute the Software in China, Licensee shall pay a non-refundable fee of 300,000 US dollars (Cases stated in Clause 7.03 shall be considered as exception) to Licensor as an installation fee at the signing of this contract. But with mutual consent, the payment schedule of the fee can be adjusted

         2. Licensee will pay royalties to Licensor as follows:

                  A. The royalty will be paid only when the commercial service is being provided.

                  B. The commercial service should start no later than 3 months after installation of the software to the Licensee's servers.

                  C. The royalty rate is 27% of total sales of the Software.

                  D. The total sales include the sales of CDs, prepaid cards and any other forms of sales of the Software which shall not include sales expenses for distributors.

                  E. True and correct accounts shall be kept by the Licensee and maintained at the head office of the Licensee. And all the money due under this Agreement shall be paid to Licensor within 2 weeks after the end date of each month.

                  F. All the payment is paid in U.S Dollars: the exchange rate is based on the rate published by the HSBC, shanghai on the end date of each month.

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APPENDIX

Appendix I: Copyright Certificates for this Software

Appendix II: Language for the Software program
             client program : Boland Delphi4
             Server program (including installation program and installation documents) : Boland Delphi4
             Database : Boland Delphi4
             Management program : Boland Delphi4

Appendix III : Technical parameters for Legend of Mir II

- MPOG (RPG):oriental back ground mixed with fantasy

- Client Requirements

  - Minimum Requirements: Pentium 233MHZ,Ram 64M,SVGA, Necessary HDD 400M

  - Recommended: Celeron 400Mhz,Ram 128M,SVGA, HDD 600M

- Developing Tools, Programming Language & Protocol

  - Server & Gateway: Borland Delphi4, Windows NT 4.0

  - Client: Borland Delphi4, Windows NT 4.0

  - Protocol: TCP/IP

- Server Specifications (Complete Configuration)

  - Login Serve : P-III 600Mhz, 10G, 128M

  - Game Server 1 : P-III 1Ghz Dual, 105G, 512M 1 Server per 2,000 Concurrent
                    Users

  - Game Server 2 : P-III 1Ghz Dual, 105G, 512M

  - Game Server 3 : P-III 1Ghz Dual, 105G, 512M

  - DB Server : P-III 8000MHz, 20G, 256M

  - Gateway Server 1 : P-III 800Mhz Dual, 10G, 128M 1 Server per 1,400
                       Concurrent Users

  - Gateway Server 2 : P-III 800Mhz Dual, 10G, 128M

  - Gateway Server 3 : P-III 800Mhz Dual, 10G, 128M

  - Gateway Server 4 : P-III 800MHz Dual, 10G, 128M

- Sever Specifications (Basic Configuration for Beta Test)

  - Game Server : Login + Game + DB

  - Gateway Server

- Server OS: Windows 2000 Pro

- Required Bandwidth

  - T1 covers 350 concurrent users

  - E1 covers 400 concurrent users

  - T3 covers 10,000 concurrent users

Appendix IV: list of the functions of the software

         The manual provided by Atoz Soft Co., Ltd. is only a guidance for newcomers and does not give a complete description on the functions that will be used by clients of above grade 11. We are looking forward to a detailed and complete list of all the functions, including description on the Guild, for the purpose to make convincing advertising.

         Meanwhile, during waiting for the complete version, we have to take larger business risks and input new capital investments. Therefore, we hope the a complete version of new functions, such as music,

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         can be provided so as to enable us to make decision instead of keep waiting.

APPENDIX V: INSTALLATION STANDARDS, TIME AND PLACE

         Installation Place: Shanghai or Hongkong

         Installation time: The licensor promises that the installation shall be no later than September 1st; in the case that the licensee provides server and bandwidth, the installation shall not last more than 10 days. Installation standards: including but not limited to: clients can successfully gain the identity to enter the Software

         Clients can utilize the Software with no considerable difficulty or obstacles, and the content of the Software is in accordance with the what stated in Appendix II and the client manual.

         Server load is accordance with the technical standards.

         The security of statistics is guaranteed.

APPENDIX VI: TRAINING SCHEDULE, PURPOSE AND PLACE:

         Training place: Shanghai

         Training time: Finishing no later than 10 days after the completion of the installation

         Training purpose: Including but not limited to: Tasks able to be handled by licensee engineer and GM: Independent Installation, testing of the server program,

         Ensure the stability of daily operation, able to handle common technical emergency or accidents. Give technical support to the payment system of the Software and the logging of all types of data. GM can face clients directly and manage the daily operation of the whole Software independently and use the management program with proficiency.

APPENDIX VII: RELATED ADVERTING MATERIALS AND TIME

         The licensor shall give active support to the licensee to conduct advertising in mainland China and provide licensee with materials including but not limited to: market advertising materials, current outer packaging material, market promotion materials, website design material, advertising pictures, Software introduction books and etc. The licensee has the right to utilize these materials for commercial purposes.

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EXHIBIT TWO

         Payments will be made by Import Agent on behalf of Licensee to Licensor as follows:

         1. For the right to distribute the Software in China, Licensee shall pay a non-refundable fee of 300,000 US dollars to Licensor as an installation fee.

                  A. $100,000 shall be paid by the Licensee at the signing of this contract.

                  B. $100,000 shall be paid by the Licensee at the start of Beta Test in China.

                  C. The rest of the installation fee ($100,000) shall be paid by the Licensee within 2 months after the start of Commercial service in China.

         2. Licensee will pay royalties to Licensor as follows:

                  G. The royalty will be paid only when the commercial service is being provided.

                  H. The commercial service should start no later than 3 months after installation of the software to the Licensee's servers.

                  I. The royalty rate is 27% of total sales of the Software.

                  J. The total sales include the sales of CDs, prepaid cards and any other forms of sales of the Software.

                  K. True and correct accounts shall be kept by the Licensee and maintained at the head office of the Licensee. And all the money due under this Agreement shall be paid to Licensor within 2 weeks after the end date of each month.

                  L. All the payment is paid in U.S Dollars; the exchange rate is based on the rate published by the HSBC, shanghai on the end date of each month.

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